UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2013
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(804) 887-5000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced, Thompson L. Rankin and Scott D. Anthony retired as Directors at the Annual Meeting of Media General Inc., on April 25, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Media General, Inc. was held on April 25, 2013, for the purposes enumerated below.

1) The following votes were cast in reference to electing members to the board of directors.

Class A Directors	Class A Shares Voted “FOR”	Class A Shares Voted “WITHHELD”	Class A Shares Broker Non-Votes
Dennis J. FitzSimons	16,167,991	773,146	0
Rodney A. Smolla	15,013,146	1,927,991	0
Carl S. Thigpen	16,145,613	795,524	0

Class B Directors	Class B Shares Voted “FOR”	Class B Shares Voted “WITHHELD”	Class B Shares Broker Non-Votes
J. Stewart Bryan III	533,302	1,540	0
Diana F. Cantor	534,842	0	0
George L. Mahoney	534,842	0	0
Marshall N. Morton	534,842	0	0
Wyndham Robertson	534,842	0	0
Coleman Wortham III	534,842	0	0

2) Class B Stockholders voted in favor of ratifying Deloitte & Touche, LLP as the Company’s independent registered public accounting firm as of and for the fiscal year ending December 31, 2013. 534,842 shares were voted and each voted in favor; no shares were voted against or to abstain.

3) Class B Stockholders voted in favor of a resolution approving the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, included in the Compensation Discussion and Analysis, the compensation tables and narrative discussion. 533,302 shares voted in favor; 1,540 shares abstained; no shares voted against.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC. (Registrant)

Date April 29, 2013
/s/ James F. Woodward
James F. Woodward Vice President - Finance and Chief Financial Officer